News Release

AMERIS BANCORP ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Highlights of Ameris’s results for the third quarter of 2025 include the following:
•Net income of $106.0 million, or $1.54 per diluted share
•Return on average assets of 1.56%
•Return on average tangible common equity(1) of 14.57%
•Tangible book value(1) growth of $1.58 per share, or 15.2% annualized, to $42.90 at September 30, 2025
•TCE ratio(1) increase to 11.31%, compared with 10.24% one year ago
•Net interest margin (TE) expansion of 3bps to 3.80% for the third quarter of 2025
•Efficiency ratio improvement to 49.19%
•Growth in net interest income of $6.2 million, or 10.5% annualized, from second quarter of 2025
•Growth in earning assets of $469.8 million, or 7.6% annualized
•Loan growth of $216.9 million, or 4.1% annualized
•Annualized net charge-offs stable at 0.14% of average total loans

ATLANTA, GA, October 27, 2025 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $106.0 million, or $1.54 per diluted share, for the quarter ended September 30, 2025, compared with $99.2 million, or $1.44 per diluted share, for the quarter ended September 30, 2024.

For the year-to-date period ending September 30, 2025, the Company reported net income of $303.8 million, or $4.41 per diluted share, compared with $264.3 million, or $3.83 per diluted share, for the same period in 2024.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Our performance continues to be outstanding, with a third quarter return on assets of 1.56% and return on tangible common equity of 14.6%. Our focus on sustainable growth in both core deposits and tangible book value per share was again evident in the quarter. Deposits grew 5% annualized while our non-interest bearing deposit mix remained over 30%. Tangible book value grew by more than 15% annualized to almost $43 per share. Our net interest margin of 3.80% places us among the top performers across the industry. The efficiency ratio remained low, aided by approximately 18% annualized revenue growth. Given our robust capital levels and proven track record, we are well positioned to take advantage of the growth potential across our Southeast franchise in 2026 and beyond.”

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) grew to $238.9 million in the third quarter of 2025, an increase of $6.2 million, or 2.7%, from last quarter and an increase of $23.9 million, or 11.1%, compared with the third quarter of 2024. The Company's average earning assets increased during the quarter by $186.0 million, or 3.0% annualized, due to an increase of $168.4 million in the average balance of investment securities and an increase of $109.5 million in average portfolio loans outstanding.

The Company's net interest margin expanded to 3.80% for the third quarter of 2025, a three basis point increase from 3.77% reported for the second quarter of 2025 and a 29 basis point improvement from the 3.51% reported for the third quarter of 2024.

Yields on earning assets increased two basis points during the quarter to 5.66%, compared with 5.64% in the second quarter of 2025. This increase is primarily related to a 12 basis point increase in yield on taxable securities and a two basis point increase in yield on portfolio loans during the third quarter of 2025.
The Company’s total cost of funds decreased one basis point to 2.05% in the third quarter of 2025, compared with 2.06% in the second quarter of 2025, and improved 45 basis points compared with the third quarter of 2024. Deposit costs decreased one basis point during the third quarter of 2025 to 1.94%, compared with 1.95% in the second quarter of 2025. Costs of interest-bearing deposits during the quarter were 2.82%, a decrease of one basis point compared to the second quarter of 2025.

Noninterest Income
Noninterest income increased $7.4 million, or 10.7%, in the third quarter of 2025 to $76.3 million, compared with $68.9 million for the second quarter of 2025, driven primarily by increases of $2.3 million in equipment finance activity, $1.4 million in derivative fee income and a $1.6 million gain on the sale of securities. Mortgage banking activity increased $1.4 million, or 3.7%, to $40.7 million in the third quarter of 2025, compared with $39.2 million for the second quarter of 2025. Total production in the retail mortgage division decreased $173.2 million, or 13.7%, to $1.09 billion in the third quarter of 2025, compared with $1.27 billion for the second quarter of 2025. The retail mortgage open pipeline was $787.2 million at the end of the third quarter of 2025, compared with $719.1 million for the second quarter of 2025. Gain on sale spreads decreased to 2.20% in the third quarter of 2025 from 2.22% for the second quarter of 2025. Other noninterest income increased $1.6 million, or 19.5%, in the third quarter of 2025 to $10.1 million, compared with $8.5 million for the second quarter of 2025, primarily from derivative fee income.

Noninterest Expense
Noninterest expense decreased $694,000, or 0.4%, to $154.6 million during the third quarter of 2025, compared with $155.3 million for the second quarter of 2025. The decrease in noninterest expense primarily resulted from variable expenses tied to mortgage production levels. This decrease was partially offset by an increase in banking division expenses of $2.1 million driven by increases in incentive compensation and healthcare costs, offset by decreases in check card and fraud losses. Management continues to focus on operating efficiency, and the efficiency ratio improved to 49.19% in the third quarter of 2025, compared with 51.63% in the second quarter of 2025 and 53.49% in the third quarter of 2024.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2025 was 22.6%, compared with 23.0% for the second quarter of 2025. The decreased rate resulted primarily from a reduction in the impact of enacted state tax rate changes compared with the second quarter of 2025.

Balance Sheet Trends
Total assets at September 30, 2025 were $27.10 billion, compared with $26.68 billion at June 30, 2025 and $26.26 billion at December 31, 2024. During the third quarter of 2025, loans, net of unearned income, increased by $216.9 million, or 4.1% annualized, to end at $21.26 billion at September 30, 2025, compared with $21.04 billion at June 30, 2025 and $20.74 billion at December 31, 2024. Unfunded commitments increased $190.9 million during the third quarter of 2025, due to strong production during the quarter. Loans held for sale increased to $604.1 million at September 30, 2025 from $528.6 million at December 31, 2024. Debt securities available-for-sale amounted to $2.13 billion, compared with $1.87 billion at June 30, 2025 and $1.67 billion at December 31, 2024.

At September 30, 2025, total deposits amounted to $22.23 billion, compared with $21.72 billion at December 31, 2024. During the third quarter of 2025, deposits grew $295.4 million, with money market accounts increasing $242.1 million, brokered CDs increasing $66.7 million and interest-bearing demand accounts increasing $58.8 million. Such increases were offset by decreases in noninterest-bearing accounts of $43.3 million, retail CDs of $19.5 million, and savings accounts of $9.4 million. Noninterest-bearing accounts as a percentage of total deposits increased, such that at September 30, 2025, noninterest-bearing deposit accounts represented $6.76 billion, or 30.4% of total deposits, compared with $6.50 billion, or 29.9% of total deposits, at December 31, 2024.

Shareholders’ equity at September 30, 2025 totaled $4.02 billion, an increase of $265.2 million, or 7.1%, from December 31, 2024. The increase in shareholders’ equity was primarily the result of earnings of $303.8 million during the first nine months of 2025 and an improvement in other comprehensive income of $35.3 million resulting from changes in interest rates on the Company's investment portfolio, partially offset by dividends declared and share repurchases. Tangible book value per share(1) increased $4.31 per share, or 14.9% annualized, during the first nine months of 2025 to $42.90 at September 30, 2025. Tangible common equity as a percentage of tangible assets was 11.31% at September 30, 2025, compared with 10.59% at the end of 2024. The Company repurchased 125,900 shares of its common stock in the quarter ending September 30, 2025.

Subordinated Debt

The Company redeemed its 5.875% Fixed-To-Floating Rate Subordinated Notes due 2030 in full on the September 1, 2025 interest payment date. These notes, which totaled $74 million outstanding, bore interest at 8.22% and were redeemed at par.

On October 1, 2025, the Company redeemed in full its 3.875% Fixed-To-Floating Rate Subordinated Notes due 2030, which totaled $110 million outstanding, at par.

Share Repurchase Program

On October 20, 2025, the Company announced its board of directors authorized the Company to repurchase up to $200 million of its outstanding common stock. Repurchases of shares, which are authorized to occur through October 31, 2026, will be made, if at all, in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including share acquisition price, regulatory limitations and other market and economic factors. The program does not require the Company to repurchase any specific number of shares. The board's authorization is a continuation of and increase in the Company's previously announced share repurchase program which was set to expire on October 31, 2025 and under which the Company has repurchased $36.3 million of its outstanding common stock in the past 12 months.

Credit Quality
During the third quarter of 2025, the Company recorded a provision for credit losses of $22.6 million, compared with a provision of $2.8 million in the second quarter of 2025. Approximately $11.4 million, or 50.6% of the provision expense, was related to the increased unfunded commitments at September 30, 2025. The allowance for credit losses on loans was 1.62% of loans at September 30, 2025, compared with 1.63% at the end of 2024. Nonperforming assets as a percentage of total assets increased four basis points to 0.40% during the quarter. Approximately $19.7 million, or 18.0%, of the nonperforming assets at September 30, 2025 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased one basis point to 0.33% at September 30, 2025, compared with 0.32% at the end of the second quarter of 2025. The net charge-off ratio was 14 basis points for the third quarter of 2025, unchanged from the second quarter of 2025.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Tuesday, October 28, 2025, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until November 4, 2025. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 9368487. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates financial centers in five southeastern states and also serves consumer and business customers nationwide through select lending channels. Ameris manages $27.1 billion in assets as of September 30, 2025, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2025	2025	2025	2024	2024	2025	2024
EARNINGS
Net income	$106,029	$109,834	$87,935	$94,376	$99,212	$303,798	$264,309
Adjusted net income(1)	$105,289	$109,444	$88,044	$95,078	$95,187	$302,777	$251,562

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.55	$1.60	$1.28	$1.37	$1.44	$4.43	$3.84
Diluted	$1.54	$1.60	$1.27	$1.37	$1.44	$4.41	$3.83
Adjusted diluted EPS(1)	$1.53	$1.59	$1.28	$1.38	$1.38	$4.40	$3.64
Cash dividends per share	$0.20	$0.20	$0.20	$0.15	$0.15	$0.60	$0.45
Book value per share (period end)	$58.56	$57.02	$55.49	$54.32	$53.30	$58.56	$53.30
Tangible book value per share (period end)(1)	$42.90	$41.32	$39.78	$38.59	$37.51	$42.90	$37.51
Weighted average number of shares
Basic	68,401,737	68,594,608	68,785,458	68,799,464	68,798,093	68,592,529	68,811,727
Diluted	68,665,669	68,796,577	69,030,331	69,128,946	69,066,298	68,830,787	69,031,666
Period end number of shares	68,587,742	68,711,043	68,910,924	69,068,609	69,067,019	68,587,742	69,067,019
Market data
High intraday price	$76.58	$65.43	$68.85	$74.56	$65.40	$76.58	$65.40
Low intraday price	$64.30	$48.27	$55.32	$59.12	$48.21	$48.27	$44.00
Period end closing price	$73.31	$64.70	$57.57	$62.57	$62.39	$73.31	$62.39
Average daily volume	435,766	416,355	430,737	384,406	379,896	427,673	362,808

PERFORMANCE RATIOS
Return on average assets	1.56%	1.65%	1.36%	1.42%	1.49%	1.52%	1.36%
Adjusted return on average assets(1)	1.55%	1.64%	1.36%	1.43%	1.43%	1.52%	1.30%
Return on average common equity	10.61%	11.40%	9.39%	10.09%	10.91%	10.48%	9.98%
Adjusted return on average tangible common equity(1)	14.46%	15.76%	13.16%	14.37%	14.99%	14.48%	13.77%
Earning asset yield (TE)	5.66%	5.64%	5.61%	5.67%	5.81%	5.64%	5.80%
Total cost of funds	2.05%	2.06%	2.06%	2.22%	2.50%	2.06%	2.46%
Net interest margin (TE)	3.80%	3.77%	3.73%	3.64%	3.51%	3.77%	3.53%
Efficiency ratio	49.19%	51.63%	52.83%	52.26%	53.49%	51.16%	53.52%
Adjusted efficiency ratio (TE)(1)	49.47%	51.58%	52.62%	51.82%	54.25%	51.18%	54.61%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.82%	14.68%	14.42%	14.28%	13.94%	14.82%	13.94%
Tangible common equity to tangible assets(1)	11.31%	11.09%	10.78%	10.59%	10.24%	11.31%	10.24%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,068	2,036	2,045	2,021	2,056	2,068	2,056
Retail Mortgage Division	546	550	577	585	592	546	592
Warehouse Lending Division	8	8	7	8	9	8	9
Premium Finance Division	78	78	81	77	76	78	76
Total Ameris Bancorp FTE headcount	2,700	2,672	2,710	2,691	2,733	2,700	2,733

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$135,537	$133,736	$133,612	$132,454	$133,410	$135,537	$133,410
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2025	2025	2025	2024	2024	2025	2024
Interest income
Interest and fees on loans	$321,457	$315,893	$304,168	$318,843	$325,622	$941,518	$946,679
Interest on taxable securities	23,253	20,696	18,492	15,923	15,555	62,441	45,595
Interest on nontaxable securities	343	334	329	337	336	1,006	1,001
Interest on deposits in other banks	9,993	10,715	10,789	11,260	13,633	31,497	38,646
Total interest income	355,046	347,638	333,778	346,363	355,146	1,036,462	1,031,921

Interest expense
Interest on deposits	106,851	106,796	105,215	115,556	129,698	318,862	369,117
Interest on other borrowings	10,231	9,029	6,724	8,986	11,388	25,984	35,435
Total interest expense	117,082	115,825	111,939	124,542	141,086	344,846	404,552

Net interest income	237,964	231,813	221,839	221,821	214,060	691,616	627,369

Provision for loan losses	11,176	3,110	16,519	12,657	6,313	30,805	57,184
Provision for unfunded commitments	11,446	(335)	5,373	148	(204)	16,484	(11,196)
Provision for other credit losses	8	(3)	—	3	(2)	5	(3)
Provision for credit losses	22,630	2,772	21,892	12,808	6,107	47,294	45,985
Net interest income after provision for credit losses	215,334	229,041	199,947	209,013	207,953	644,322	581,384

Noninterest income
Service charges on deposit accounts	13,931	13,493	13,133	13,544	12,918	40,557	37,349
Mortgage banking activity	40,666	39,221	35,254	36,699	37,947	115,141	123,776
Other service charges, commissions and fees	1,124	1,158	1,109	1,182	1,163	3,391	3,576
Gain (loss) on securities	1,581	—	40	(16)	(8)	1,621	12,320
Equipment finance activity	8,858	6,572	6,698	5,947	5,398	22,128	15,717
Other noninterest income	10,114	8,467	7,789	11,603	12,291	26,370	31,560
Total noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298

Noninterest expense
Salaries and employee benefits	90,948	89,308	86,615	87,810	88,700	266,871	259,831
Occupancy and equipment	11,524	11,401	10,677	11,624	11,716	33,602	37,160
Data processing and communications expenses	16,058	15,366	14,855	14,631	15,221	46,279	45,068
Credit resolution-related expenses(1)	770	657	765	1,271	(110)	2,192	1,216
Advertising and marketing	3,377	3,745	2,883	2,730	3,959	10,005	10,205
Amortization of intangible assets	3,879	4,076	4,103	4,180	4,180	12,058	13,009
Other noninterest expenses	28,010	30,707	31,136	29,703	28,111	89,853	89,356
Total noninterest expense	154,566	155,260	151,034	151,949	151,777	460,860	455,845

Income before income tax expense	137,042	142,692	112,936	126,023	125,885	392,670	349,837
Income tax expense	31,013	32,858	25,001	31,647	26,673	88,872	85,528
Net income	$106,029	$109,834	$87,935	$94,376	$99,212	$303,798	$264,309

Diluted earnings per common share	$1.54	$1.60	$1.27	$1.37	$1.44	$4.41	$3.83

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$216,927	$249,676	$253,289	$244,980	$231,515
Interest-bearing deposits in banks	826,237	920,594	1,039,111	975,397	1,127,641
Debt securities available-for-sale, at fair value	2,131,671	1,871,298	1,943,011	1,671,260	1,441,552
Debt securities held-to-maturity, at amortized cost	202,581	176,487	173,757	164,677	161,220
Other investments	70,644	69,910	65,630	66,298	63,899
Loans held for sale	604,136	544,091	545,388	528,599	553,379

Loans, net of unearned income	21,258,374	21,041,497	20,706,644	20,739,906	20,964,981
Allowance for credit losses	(345,294)	(341,567)	(345,555)	(338,084)	(334,457)
Loans, net	20,913,080	20,699,930	20,361,089	20,401,822	20,630,524

Other real estate owned	3,137	1,825	863	2,433	9,482
Premises and equipment, net	211,567	211,434	207,895	209,460	210,931
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	58,703	62,582	66,658	70,761	74,941
Cash value of bank owned life insurance	417,096	414,381	410,890	408,574	460,699
Other assets	428,404	442,299	431,713	502,143	418,353
Total assets	$27,099,829	$26,680,153	$26,514,940	$26,262,050	$26,399,782

Liabilities
Deposits
Noninterest-bearing	$6,757,233	$6,800,519	$6,744,781	$6,498,293	$6,670,320
Interest-bearing	15,470,845	15,132,156	15,167,628	15,224,155	15,208,945
Total deposits	22,228,078	21,932,675	21,912,409	21,722,448	21,879,265
Other borrowings	337,094	376,700	276,744	291,788	346,446
Subordinated deferrable interest debentures	133,804	133,306	132,807	132,309	131,811
Other liabilities	384,152	319,794	369,178	363,983	360,892
Total liabilities	23,083,128	22,762,475	22,691,138	22,510,528	22,718,414

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,900	72,897	72,885	72,699	72,698
Capital stock	1,968,124	1,964,896	1,961,732	1,958,642	1,954,532
Retained earnings	2,115,712	2,023,493	1,927,489	1,853,428	1,772,989
Accumulated other comprehensive income (loss), net of tax	5,171	(6,886)	(14,430)	(30,119)	(15,724)
Treasury stock	(145,206)	(136,722)	(123,874)	(103,128)	(103,127)
Total shareholders' equity	4,016,701	3,917,678	3,823,802	3,751,522	3,681,368
Total liabilities and shareholders' equity	$27,099,829	$26,680,153	$26,514,940	$26,262,050	$26,399,782

Other Data
Earning assets	$25,093,643	$24,623,877	$24,473,541	$24,146,137	$24,312,672
Intangible assets	1,074,349	1,078,228	1,082,304	1,086,407	1,090,587
Interest-bearing liabilities	15,941,743	15,642,162	15,577,179	15,648,252	15,687,202
Average assets	26,972,134	26,757,322	26,229,423	26,444,894	26,442,984
Average common shareholders' equity	3,964,207	3,865,031	3,798,149	3,719,888	3,618,052

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Allowance for Credit Losses
Balance at beginning of period	$377,181	$381,507	$368,663	$364,885	$366,852	$368,663	$348,727

Provision for loan losses	11,176	3,110	16,519	12,657	6,313	30,805	57,184
Provision for unfunded commitments	11,446	(335)	5,373	148	(204)	16,484	(11,196)
Provision for other credit losses	8	(3)	—	3	(2)	5	(3)
Provision for credit losses	22,630	2,772	21,892	12,808	6,107	47,294	45,985

Charge-offs	13,631	14,227	15,383	17,460	15,352	43,241	50,654
Recoveries	6,182	7,129	6,335	8,430	7,278	19,646	20,827
Net charge-offs (recoveries)	7,449	7,098	9,048	9,030	8,074	23,595	29,827

Ending balance	$392,362	$377,181	$381,507	$368,663	$364,885	$392,362	$364,885

Allowance for loan losses	$345,294	$341,567	$345,555	$338,084	$334,457	$345,294	$334,457
Allowance for unfunded commitments	46,994	35,548	35,883	30,510	30,362	46,994	30,362
Allowance for other credit losses	74	66	69	69	66	74	66
Total allowance for credit losses	$392,362	$377,181	$381,507	$368,663	$364,885	$392,362	$364,885

Non-Performing Assets
Nonaccrual portfolio loans	$77,257	$75,286	$86,229	$90,206	$87,339	$77,257	$87,339
Other real estate owned	3,137	1,825	863	2,433	9,482	3,137	9,482
Repossessed assets	3	2	—	9	19	3	19
Accruing loans delinquent 90 days or more	9,325	8,415	14,930	17,733	12,234	9,325	12,234
Non-performing portfolio assets	$89,722	$85,528	$102,022	$110,381	$109,074	$89,722	$109,074
Serviced GNMA-guaranteed mortgage nonaccrual loans	19,706	11,733	13,441	12,012	8,168	19,706	8,168
Total non-performing assets	$109,428	$97,261	$115,463	$122,393	$117,242	$109,428	$117,242

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.33%	0.32%	0.38%	0.42%	0.41%	0.33%	0.41%
Total non-performing assets as a percent of total assets	0.40%	0.36%	0.44%	0.47%	0.44%	0.40%	0.44%
Net charge-offs as a percent of average loans (annualized)	0.14%	0.14%	0.18%	0.17%	0.15%	0.15%	0.19%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2025	2025	2025	2024	2024
Loans by Type
Commercial and industrial	$3,299,269	$3,184,211	$3,075,971	$2,953,135	$2,949,957
Consumer	202,688	209,990	213,902	221,735	221,201
Mortgage warehouse	1,083,941	1,092,475	891,412	965,053	985,910
Municipal	437,823	436,759	429,227	441,408	449,561
Premium Finance	1,358,259	1,294,293	1,176,309	1,155,614	1,246,452
Real estate - construction and development	1,411,178	1,485,842	1,842,431	1,998,506	2,232,114
Real estate - commercial and farmland	9,054,927	8,877,750	8,574,626	8,445,958	8,249,981
Real estate - residential	4,410,289	4,460,177	4,502,766	4,558,497	4,629,805
Total loans	$21,258,374	$21,041,497	$20,706,644	$20,739,906	$20,964,981

Loans by Risk Grade
Pass	$21,058,458	$20,820,888	$20,468,496	$20,457,340	$20,676,342
Other assets especially mentioned	37,236	66,677	73,783	110,936	124,479
Substandard	162,680	153,932	164,365	171,630	164,160
Total loans	$21,258,374	$21,041,497	$20,706,644	$20,739,906	$20,964,981

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	$883,976	$951,851	$980,164	$899,162	$997,308	$938,312	$940,548
Debt securities - taxable	2,282,470	2,117,596	1,998,226	1,761,984	1,733,418	2,133,805	1,665,902
Debt securities - nontaxable	44,823	41,299	41,391	41,494	41,496	42,517	41,393
Loans held for sale	706,679	730,770	565,531	795,904	575,461	668,177	463,680
Loans	21,038,350	20,928,825	20,620,777	20,868,216	21,023,629	20,864,180	20,722,659
Total Earning Assets	$24,956,298	$24,770,341	$24,206,089	$24,366,760	$24,371,312	$24,646,991	$23,834,182

Deposits
Noninterest-bearing deposits	$6,849,129	$6,766,557	$6,522,784	$6,684,851	$6,622,952	$6,714,016	$6,528,572
NOW accounts	3,900,999	3,939,802	3,988,458	3,888,404	3,753,528	3,942,766	3,802,501
MMDA	6,977,134	6,918,382	6,911,554	6,864,265	6,508,770	6,935,931	6,238,615
Savings accounts	756,383	766,331	767,148	761,980	765,909	763,248	781,072
Retail CDs	2,344,084	2,393,402	2,436,974	2,474,804	2,478,875	2,391,146	2,429,505
Brokered CDs	1,070,735	1,145,043	962,768	1,057,808	1,493,352	1,059,911	1,347,836
Total Deposits	21,898,464	21,929,517	21,589,686	21,732,112	21,623,386	21,807,018	21,128,101
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1	—	—	—	—	—	—
FHLB advances	443,243	326,054	149,537	215,116	358,332	307,354	375,328
Other borrowings	169,994	193,492	193,494	279,961	298,073	185,574	304,554
Subordinated deferrable interest debentures	133,541	133,043	132,544	132,048	131,547	133,046	131,052
Total Non-Deposit Funding	746,779	652,589	475,575	627,125	787,952	625,974	810,934
Total Funding	$22,645,243	$22,582,106	$22,065,261	$22,359,237	$22,411,338	$22,432,992	$21,939,035

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Interest Income
Interest-bearing deposits in banks	$9,993	$10,715	$10,789	$11,260	$13,633	$31,497	$38,646
Debt securities - taxable	23,253	20,696	18,492	15,923	15,555	62,441	45,595
Debt securities - nontaxable (TE)	434	423	416	427	426	1,273	1,267
Loans held for sale	11,237	11,578	9,045	11,853	9,142	31,860	22,679
Loans (TE)	311,082	305,154	295,964	307,852	317,358	912,200	926,612
Total Earning Assets	$355,999	$348,566	$334,706	$347,315	$356,114	$1,039,271	$1,034,799

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,230	$18,144	$18,306	$19,099	$20,535	$54,680	$62,129
MMDA	54,657	53,469	52,261	57,160	61,620	160,387	173,905
Savings accounts	813	826	830	850	960	2,469	2,930
Retail CDs	21,253	21,852	23,245	25,610	26,775	66,350	77,062
Brokered CDs	11,898	12,505	10,573	12,837	19,808	34,976	53,091
Total Interest-Bearing Deposits	106,851	106,796	105,215	115,556	129,698	318,862	369,117
Non-Deposit Funding
FHLB advances	4,863	3,508	1,362	2,393	4,443	9,733	14,188
Other borrowings	2,328	2,499	2,350	3,346	3,514	7,177	10,967
Subordinated deferrable interest debentures	3,040	3,022	3,012	3,247	3,431	9,074	10,280
Total Non-Deposit Funding	10,231	9,029	6,724	8,986	11,388	25,984	35,435
Total Interest-Bearing Funding	$117,082	$115,825	$111,939	$124,542	$141,086	$344,846	$404,552

Net Interest Income (TE)	$238,917	$232,741	$222,767	$222,773	$215,028	$694,425	$630,247

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2025	2025	2025	2024	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	4.48%	4.52%	4.46%	4.98%	5.44%	4.49%	5.49%
Debt securities - taxable	4.04%	3.92%	3.75%	3.60%	3.57%	3.91%	3.66%
Debt securities - nontaxable (TE)	3.84%	4.11%	4.08%	4.09%	4.08%	4.00%	4.09%
Loans held for sale	6.31%	6.35%	6.49%	5.92%	6.32%	6.38%	6.53%
Loans (TE)	5.87%	5.85%	5.82%	5.87%	6.01%	5.85%	5.97%
Total Earning Assets	5.66%	5.64%	5.61%	5.67%	5.81%	5.64%	5.80%

Interest-Bearing Deposits
NOW accounts	1.85%	1.85%	1.86%	1.95%	2.18%	1.85%	2.18%
MMDA	3.11%	3.10%	3.07%	3.31%	3.77%	3.09%	3.72%
Savings accounts	0.43%	0.43%	0.44%	0.44%	0.50%	0.43%	0.50%
Retail CDs	3.60%	3.66%	3.87%	4.12%	4.30%	3.71%	4.24%
Brokered CDs	4.41%	4.38%	4.45%	4.83%	5.28%	4.41%	5.26%
Total Interest-Bearing Deposits	2.82%	2.83%	2.83%	3.06%	3.44%	2.82%	3.38%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	4.35%	4.32%	3.69%	4.43%	4.93%	4.23%	5.05%
Other borrowings	5.43%	5.18%	4.93%	4.75%	4.69%	5.17%	4.81%
Subordinated deferrable interest debentures	9.03%	9.11%	9.22%	9.78%	10.38%	9.12%	10.48%
Total Non-Deposit Funding	5.44%	5.55%	5.73%	5.70%	5.75%	5.55%	5.84%
Total Interest-Bearing Liabilities	2.94%	2.94%	2.92%	3.16%	3.55%	2.93%	3.51%

Net Interest Spread	2.72%	2.70%	2.69%	2.51%	2.26%	2.71%	2.29%

Net Interest Margin(2)	3.80%	3.77%	3.73%	3.64%	3.51%	3.77%	3.53%

Total Cost of Funds(3)	2.05%	2.06%	2.06%	2.22%	2.50%	2.06%	2.46%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2025	2025	2025	2024	2024	2025	2024
Net income available to common shareholders	$106,029	$109,834	$87,935	$94,376	$99,212	$303,798	$264,309

Adjustment items:
Gain on sale of MSR	(125)	(356)	14	(536)	(5,245)	(467)	(9,958)
Gain on conversion of Visa Class B-1 stock	—	—	—	—	—	—	(12,554)
Gain on BOLI proceeds	(390)	—	(11)	—	—	(401)	(1,464)
FDIC special assessment	(318)	(138)	138	(559)	—	(318)	2,014
Natural disaster expenses	—	—	—	400	150	—	150
Loss on disposition of bank premises	—	—	—	1,203	—	—	—
Tax effect of adjustment items (Note 1)	93	104	(32)	(107)	1,070	165	4,273
After tax adjustment items	(740)	(390)	109	401	(4,025)	(1,021)	(17,539)
Tax expense attributable to BOLI restructuring	—	—	—	301	—	—	4,792
Adjusted net income	$105,289	$109,444	$88,044	$95,078	$95,187	$302,777	$251,562

Weighted average number of shares - diluted	68,665,669	68,796,577	69,030,331	69,128,946	69,066,298	68,830,787	69,031,666
Net income per diluted share	$1.54	$1.60	$1.27	$1.37	$1.44	$4.41	$3.83
Adjusted net income per diluted share	$1.53	$1.59	$1.28	$1.38	$1.38	$4.40	$3.64

Average assets	$26,972,134	$26,757,322	$26,229,423	$26,444,894	$26,442,984	$26,655,680	$25,899,617
Return on average assets	1.56%	1.65%	1.36%	1.42%	1.49%	1.52%	1.36%
Adjusted return on average assets	1.55%	1.64%	1.36%	1.43%	1.43%	1.52%	1.30%

Average common equity	$3,964,207	$3,865,031	$3,798,149	$3,719,888	$3,618,052	$3,876,404	$3,537,559
Average tangible common equity	$2,887,961	$2,784,819	$2,713,847	$2,631,452	$2,525,421	$2,796,180	$2,440,619
Return on average common equity	10.61%	11.40%	9.39%	10.09%	10.91%	10.48%	9.98%
Return on average tangible common equity	14.57%	15.82%	13.14%	14.27%	15.63%	14.53%	14.47%
Adjusted return on average tangible common equity	14.46%	15.76%	13.16%	14.37%	14.99%	14.48%	13.77%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Adjusted Noninterest Expense
Total noninterest expense	$154,566	$155,260	$151,034	$151,949	$151,777	$460,860	$455,845
Adjustment items:
FDIC special assessment	318	138	(138)	559	—	318	(2,014)
Natural disaster expenses	—	—	—	(400)	(150)	—	(150)
Loss on disposition of bank premises	—	—	—	(1,203)	—	—	—
Adjusted noninterest expense	$154,884	$155,398	$150,896	$150,905	$151,627	$461,178	$453,681

Total Revenue
Net interest income	$237,964	$231,813	$221,839	$221,821	$214,060	$691,616	$627,369
Noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298
Total revenue	$314,238	$300,724	$285,862	$290,780	$283,769	$900,824	$851,667

Adjusted Total Revenue
Net interest income (TE)	$238,917	$232,741	$222,767	$222,773	$215,028	$694,425	$630,247
Noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298
Total revenue (TE)	315,191	301,652	286,790	291,732	284,737	903,633	854,545
Adjustment items:
(Gain) loss on securities	(1,581)	—	(40)	16	8	(1,621)	(12,320)
Gain on sale of MSR	(125)	(356)	14	(536)	(5,245)	(467)	(9,958)
Gain on BOLI proceeds	(390)	—	(11)	—	—	(401)	(1,464)
Adjusted total revenue (TE)	$313,095	$301,296	$286,753	$291,212	$279,500	$901,144	$830,803

Efficiency ratio	49.19%	51.63%	52.83%	52.26%	53.49%	51.16%	53.52%
Adjusted efficiency ratio (TE)	49.47%	51.58%	52.62%	51.82%	54.25%	51.18%	54.61%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2025	2025	2025	2024	2024	2025	2024
Total shareholders' equity	$4,016,701	$3,917,678	$3,823,802	$3,751,522	$3,681,368	$4,016,701	$3,681,368
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	58,703	62,582	66,658	70,761	74,941	58,703	74,941
Total tangible shareholders' equity	$2,942,352	$2,839,450	$2,741,498	$2,665,115	$2,590,781	$2,942,352	$2,590,781

Period end number of shares	68,587,742	68,711,043	68,910,924	69,068,609	69,067,019	68,587,742	69,067,019
Book value per share (period end)	$58.56	$57.02	$55.49	$54.32	$53.30	$58.56	$53.30
Tangible book value per share (period end)	$42.90	$41.32	$39.78	$38.59	$37.51	$42.90	$37.51

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets ("TCE Ratio")	Table 9D
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands except per share data)	2025	2025	2025	2024	2024
Total shareholders' equity	$4,016,701	$3,917,678	$3,823,802	$3,751,522	$3,681,368
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	58,703	62,582	66,658	70,761	74,941
Total tangible shareholders' equity	$2,942,352	$2,839,450	$2,741,498	$2,665,115	$2,590,781

Total assets	$27,099,829	$26,680,153	$26,514,940	$26,262,050	$26,399,782
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	58,703	62,582	66,658	70,761	74,941
Total tangible assets	$26,025,480	$25,601,925	$25,432,636	$25,175,643	$25,309,195

Equity to Assets	14.82%	14.68%	14.42%	14.28%	13.94%
Tangible Common Equity to Tangible Assets	11.31%	11.09%	10.78%	10.59%	10.24%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Retail Mortgage Division
Net interest income	$20,179	$22,031	$21,844	$23,714	$23,553	$64,054	$70,582
Provision for credit losses	529	1,010	5,191	(2,503)	254	6,730	(296)
Noninterest income	40,081	37,726	34,729	36,623	41,498	112,536	130,408
Noninterest expense
Salaries and employee benefits	21,589	24,358	20,995	22,876	23,233	66,942	69,560
Occupancy and equipment expenses	760	811	829	951	957	2,400	3,014
Data processing and telecommunications expenses	1,232	1,391	1,297	1,222	1,184	3,920	3,826
Other noninterest expenses	12,480	12,496	11,963	12,118	12,164	36,939	38,091
Total noninterest expense	36,061	39,056	35,084	37,167	37,538	110,201	114,491
Income before income tax expense	23,670	19,691	16,298	25,673	27,259	59,659	86,795
Income tax expense	4,970	4,135	3,423	5,391	5,724	12,528	18,227
Net income	$18,700	$15,556	$12,875	$20,282	$21,535	$47,131	$68,568

Warehouse Lending Division
Net interest income	$7,474	$7,091	$5,902	$6,640	$7,812	$20,467	$20,132
Provision for credit losses	23	369	(175)	(59)	(170)	217	334
Noninterest income	756	1,893	554	676	1,765	3,203	3,533
Noninterest expense
Salaries and employee benefits	566	618	552	583	621	1,736	2,633
Occupancy and equipment expenses	7	7	7	6	6	21	20
Data processing and telecommunications expenses	57	59	38	44	32	154	116
Other noninterest expenses	195	96	270	224	217	561	752
Total noninterest expense	825	780	867	857	876	2,472	3,521
Income before income tax expense	7,382	7,835	5,764	6,518	8,871	20,981	19,810
Income tax expense	1,550	1,646	1,210	1,369	1,863	4,406	4,160
Net income	$5,832	$6,189	$4,554	$5,149	$7,008	$16,575	$15,650

Premium Finance Division
Net interest income	$12,251	$11,190	$9,880	$10,390	$10,060	$33,321	$26,015
Provision for credit losses	461	716	456	517	457	1,633	366
Noninterest income	18	17	16	13	11	51	32
Noninterest expense
Salaries and employee benefits	2,492	2,331	2,352	2,029	2,212	7,175	6,165
Occupancy and equipment expenses	39	36	37	51	28	112	174
Data processing and telecommunications expenses	101	91	129	106	83	321	264
Other noninterest expenses	1,075	1,115	969	1,173	1,140	3,159	3,263
Total noninterest expense	3,707	3,573	3,487	3,359	3,463	10,767	9,866
Income before income tax expense	8,101	6,918	5,953	6,527	6,151	20,972	15,815
Income tax expense	1,669	1,410	1,214	1,334	1,254	4,293	3,191
Net income	$6,432	$5,508	$4,739	$5,193	$4,897	$16,679	$12,624

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2025	2025	2025	2024	2024	2025	2024
Banking Division
Net interest income	$198,060	$191,501	$184,213	$181,077	$172,635	$573,774	$510,640
Provision for credit losses	21,617	677	16,420	14,853	5,566	38,714	45,581
Noninterest income	35,419	29,275	28,724	31,647	26,435	93,418	90,325
Noninterest expense
Salaries and employee benefits	66,301	62,001	62,716	62,322	62,634	191,018	181,473
Occupancy and equipment expenses	10,718	10,547	9,804	10,616	10,725	31,069	33,952
Data processing and telecommunications expenses	14,668	13,825	13,391	13,259	13,922	41,884	40,862
Other noninterest expenses	22,286	25,478	25,685	24,369	22,619	73,449	71,680
Total noninterest expense	113,973	111,851	111,596	110,566	109,900	337,420	327,967
Income before income tax expense	97,889	108,248	84,921	87,305	83,604	291,058	227,417
Income tax expense	22,824	25,667	19,154	23,553	17,832	67,645	59,950
Net income	$75,065	$82,581	$65,767	$63,752	$65,772	$223,413	$167,467

Total Consolidated
Net interest income	$237,964	$231,813	$221,839	$221,821	$214,060	$691,616	$627,369
Provision for credit losses	22,630	2,772	21,892	12,808	6,107	47,294	45,985
Noninterest income	76,274	68,911	64,023	68,959	69,709	209,208	224,298
Noninterest expense
Salaries and employee benefits	90,948	89,308	86,615	87,810	88,700	266,871	259,831
Occupancy and equipment expenses	11,524	11,401	10,677	11,624	11,716	33,602	37,160
Data processing and telecommunications expenses	16,058	15,366	14,855	14,631	15,221	46,279	45,068
Other noninterest expenses	36,036	39,185	38,887	37,884	36,140	114,108	113,786
Total noninterest expense	154,566	155,260	151,034	151,949	151,777	460,860	455,845
Income before income tax expense	137,042	142,692	112,936	126,023	125,885	392,670	349,837
Income tax expense	31,013	32,858	25,001	31,647	26,673	88,872	85,528
Net income	$106,029	$109,834	$87,935	$94,376	$99,212	$303,798	$264,309